Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64002) of PW Eagle, Inc. of our report dated May 21, 2004, relating to the financial statements of the PWEagle Employees’ Savings Plan (formerly known as PWPipe Employees’ Savings Plan), which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 28, 2004